Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)

NEWPORT CORPORATION REPORTS

INTEGRATION PLAN, EXPECTED CHARGES AND BENEFITS

– Company Estimates $10-$12 Million in Annual Savings –

Irvine, California – August 25, 2004 – Newport Corporation (Nasdaq: NEWP) today reported its plan for the integration of Spectra-Physics, which was acquired on July 16, 2004, and provided further guidance regarding its expected performance for the third and fourth quarters of 2004 after reflecting the anticipated charges required to implement the integration plan.

The company announced a series of actions that will take place over the next nine months that it expects to result in approximately $10 to $12 million in annual savings once the actions are completed.

Newport said it would close its acquired manufacturing facility in Oroville, California, and its existing Chandler, Arizona facility, and relocate the activities from those plants to other facilities in California and Arizona.

The company has also identified duplicate product lines, operations and administrative activities in the United States and Europe that will be consolidated into other company locations. Newport stated that, primarily as a result of these actions, it will eliminate redundant positions and activities in support areas such as operations, information technology, accounting, marketing communications and human resources.

While these actions will result in the relocation of some current employees and the hiring of additional employees, Newport said its overall plan would result in a net reduction of 75 to 100 jobs, or four to five percent of its workforce.

Robert G. Deuster, chairman and chief executive officer, said, “We noted previously that both Newport and Spectra-Physics already operated with relatively lean and efficient workforces and have relatively minimal product and operational overlap. Therefore, the total reduction in headcount required to integrate the two businesses is lower than what might be expected from an integration of two companies of this size. Nevertheless, we have identified a number of restructuring actions that will allow us to operate the combined company even more efficiently.”

“These are important steps in the process of completing the integration plan developed by the combined Newport and Spectra-Physics management team,” said Deuster. “While we regret the job reductions that must be made to maximize the operating efficiency of the combined company, every person impacted will be assisted in their transition to other employment. When completed, we believe that these integration actions will make Newport Corporation a more profitable and efficient company.”

Costs Impacting the Statement of Operations

The company detailed five distinct categories of costs that are expected to impact its statement of operations in the third and fourth quarters of 2004. The following table provides a range of expected charges to the statement of operations, and the sections that follow explain each of these five distinct categories:

	Q3 2004		Q4 2004
(in millions)	Cash	Non-Cash	Cash	Non-Cash
Direct costs of the integration plan	$2.0 - $2.5	$5.8 – $6.3	$1.3 - $2.0
Other incremental costs resulting from the transaction	4.3 - 4.8		2.0 - 3.0
Amortization of intangibles, in-process R&D & other		8.5 – 9.0		1.6 - 2.0
Other asset write-offs		3.0
Realized loss on liquidation of marketable securities		1.7

Total cash and non-cash charges	$6.3 - $7.3	$19.0 - $20.0	$3.3 - $5.0	$1.6 - $2.0

Direct Costs Of The Integration Plan

The plan will result in a charge to the statement of operations of approximately $7.8 to $8.8 million in the third quarter of 2004. Approximately $2.0 to $2.5 million of this amount will result from cash charges for employee severance and relocation, transfer of equipment, lease abandonment expense and other cash charges required to effect the plan relating to existing Newport locations, which amounts will be included in selling, general & administrative expenses. The remainder of this amount will be comprised of a non-cash charge to cost of sales of approximately $4.5 to $5.0 million to write off inventory, and a non-cash charge to selling, general and administrative expense of approximately $1.3 million to write off fixed assets at facilities impacted by the integration plan. These direct charges are expected to be reduced significantly, to approximately $1.3 to $2.0 million, in the fourth quarter of 2004, all of which will be included in selling, general & administrative expenses.

Other Incremental Costs Resulting From the Transaction

The company also noted that it expects to incur a cash charge of approximately $4.3 to $4.8 million in the third quarter of 2004 for items determined to be incremental to the costs that either company would have incurred if the transaction had not been completed. These charges include incremental compensation and benefits adjustments, additional accounting and auditing costs (primarily for Sarbanes-Oxley compliance) and retention payments. These incremental costs are expected to be in the range of $2.0 to $3.0 million in the fourth quarter of 2004. All of these charges will be included in selling, general & administrative expenses in the respective periods.

Amortization of Intangibles, In-Process Research & Development and Other

Pursuant to Statement of Financial Accounting Standards No. 141, the company is required to record certain intangible assets and in-process research and development costs, and write-up acquired inventory to its fair value. These amounts will be determined based on a third party valuation analysis. This valuation analysis is expected to be completed in the third quarter of 2004. In-process research & development is expensed in the period in which the acquisition is closed, and the other assets are amortized over future periods, with the amortization amounts recorded as non-cash charges in the statement of operations. Due primarily to the write-off of in-process research & development, the impact of these non-cash charges will be most significant in this current quarter. Newport expects to record non-cash charges relating to these items of approximately $8.5 to $9.0 million in the third quarter, of which approximately $4.6 million will be included in cost of sales, approximately $0.7 to $1.2 million will be included in selling, general & administrative expenses and $3.2 million will be included in research & development expenses. In addition, the company expects to record non-cash charges relating to these items of approximately $1.6 to $2.0 million in the fourth quarter of 2004, of which approximately $1 million relating to intangibles amortization will be included in cost of sales and the remainder will be included in selling, general & administrative expenses. Although the company believes the estimates for the amortization of intangibles, in-process research and development and other assets are reasonable, these amounts are subject to change based upon the final valuation analysis.

Other Asset Write-Offs

The company also announced that it will write off a minority investment in an unrelated company in the third quarter due to an impairment in value. In addition, the company also expects to write off an investment in fiber optic technology as it has become impaired due to the reduction in the company’s strategic focus on fiber optic telecommunications resulting from its acquisition of Spectra-Physics. The non-cash charge related to these write-offs is expected to be approximately $3.0 million, of which $1.6 million is expected to be charged to cost of sales and $1.4 million is expected to be included in interest and other expense.

Realized Loss on Liquidation of Marketable Securities

The company also confirmed that, as announced previously, it recorded a $1.7 million loss on sale of marketable securities in July 2004 upon liquidating much of its fixed income investment portfolio to fund the $200 million cash portion of the purchase price for Spectra-Physics. These losses resulted from selling securities prior to their scheduled maturity in the rising interest rate environment. Had these securities been held to term, no loss would have been realized.

Transaction Costs and Purchase Accounting

In addition to the costs that will be expensed in the third and fourth quarters, certain cash payments specifically related to the acquisition and to the integration of the Spectra-Physics locations will be allocated to the purchase price and will not impact the statement of operations in these periods. These costs include approximately $7.0 million for professional fees and other transaction costs and approximately $8.0 to $9.0 million for costs relating to the integration of the Spectra-Physics locations. Pursuant to generally accepted accounting principles, transaction costs are not recorded in the statement of operations but are considered part of the purchase price, and costs such as severance, employee relocation and lease abandonment related to Spectra-Physics employees and facilities are recognized as liabilities of the acquired company as of the acquisition date and as such are not recorded in Newport’s statement of operations.

THIRD QUARTER AND FOURTH QUARTER 2004 BUSINESS OUTLOOK INCLUDING ALL CHARGES

The following statements are based on current expectations. They are based on the acquisition of Spectra-Physics on July 16, 2004, whereby the combined results of the two entities will be included for 78 days of the third quarter’s results and all of the fourth quarter’s results. These statements are forward-looking, and actual results may differ materially as a result of the factors more specifically referenced below under the caption “SAFE HARBOR STATEMENT.”

The company reconfirmed that it expects sales to be in the range of $95 to $100 million in the third quarter of 2004 and in the range of $105 to $110 million in the fourth quarter of 2004.

The company reconfirmed its previously announced guidance that gross margin excluding all of the acquisition, integration and non-recurring charges that impact cost of sales would be in the range of 36% to 38% for the third and fourth quarters of 2004. Gross margin for the third quarter of 2004 is expected to be impacted significantly by adjustments to cost of sales for acquisition, integration and other non-recurring items. The company expects to record a non-cash charge to cost of sales of $10.7 to $11.2 million in the third quarter, related primarily to the write-down of inventory and to a portion of the intangibles required to be amortized during the quarter. This charge is expected to be reduced to approximately $1.0 million, relating to intangibles amortization, in the fourth quarter of 2004. Including the impact of these non-cash charges, gross margin is expected to be in the range of 24.5% to 27.0% for the third quarter of 2004 and then in the range of 35% to 37% in the fourth quarter of 2004.

The portion of the total charges impacting SG&A expenses is expected to be in the range of $8.3 to $9.8 million in the third quarter and $3.9 to $6.0 million in the fourth quarter. Including these items, total SG&A is expected to be in the range of $32.3 to $35.8 million for the third quarter of 2004 and in the range of $27.9 to $32.0 million for the fourth quarter of 2004.

R&D spending for the third quarter of 2004 will include a charge of approximately $3.2 million to write off in-process R&D relating to Spectra-Physics. Including such charge, the total R&D expense for the third quarter of 2004 is expected to be in the range of $12.7 to $13.7 million. For the fourth quarter of 2004, R&D expense is expected to be in the range of $9.5 to $10.5 million.

Including all the items identified above, the company expects to incur operating losses in the ranges of $21.3 to $22.3 million and $1 to $2 million in the third and fourth quarters of 2004, respectively.

The aforementioned $1.7 million loss on marketable securities and approximately $1.4 million of the asset write-offs will be included in interest and other expense in the third quarter of 2004. Including these items, the company expects interest and other expense for the third quarter of 2004 to be in the range of $3.4 to $3.9 million. For the fourth quarter of 2004, the company expects interest and other expense to be in the range of $0.4 to $0.7 million.

The company expects tax expense for the second half of 2004 to be in the range of $0.8 to $1.0 million per quarter, consisting primarily of certain required minimum state taxes and taxes in certain foreign jurisdictions.

Based on all the factors noted above, the company now expects to incur a net loss for the third quarter of 2004 in the range of approximately $22 to $25 million, or $0.51 to $0.58 per share, and expects to record results for the fourth quarter of 2004 in the range of net income of $2.0 million to a net loss of $2.5 million, or earnings per share of $0.04 to a loss per share of $0.06. Such amounts include the aforementioned charges relating to acquisition, integration and other non-recurring items, which are expected to total approximately $25.3 to $27.3 million, or $0.59 to $0.63 per share, in the third quarter and approximately $4.9 to $7.0 million, or $0.09 to $0.16 per share, in the fourth quarter. The company reconfirmed its previous guidance that, excluding such charges, it expects to have earnings per share in the range of $0.05 to $0.08 for the third quarter of 2004 and $0.10 to $0.13 for the fourth quarter of 2004.

The company reports its financial guidance and results in accordance with generally accepted accounting principles (GAAP). However, management believes that the presentation of gross margin and earnings per share excluding certain non-operating or non-recurring items can provide a useful representation of underlying trends in its business because it provides greater comparability between periods. Such non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the company’s guidance and results reported in accordance with GAAP.

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to the semiconductor, communications, electronics, research and life and health sciences markets. The company provides components and integrated subsystems to manufacturers of semiconductor processing equipment, biomedical instrumentation and medical devices, advanced automated assembly and test systems to manufacturers of communications and electronics devices, and a broad array of high-precision systems, components and instruments to commercial, academic and government customers worldwide. Newport’s innovative solutions leverage its expertise in high-power semiconductor, solid-state and ultrafast lasers, photonics instrumentation, precision robotics and automation, sub-micron positioning systems, vibration isolation and optical subsystems to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s Midcap 400 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation the statements under the heading “Third Quarter and Fourth Quarter 2004 Business Outlook” and the statements made by Robert G. Deuster that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. As discussed in Newport’s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended April 3, 2004 and July 3, 2004, assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the ability of Newport to successfully integrate Spectra-Physics with Newport and the contributions of Spectra-Physics to Newport’s operating results; the ability of Newport’s management team to manage the combined operations of Newport and Spectra-Physics; the duration and extent of the current upturn in the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to the semiconductor packaging and life and health sciences markets; potential order cancellations and push-outs; potential product returns; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products, particularly those targeting the company’s strategic markets, will continue to achieve customer acceptance; risks associated with terrorist activity and resulting economic uncertainty; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of

Newport. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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